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                            METROPOLITAN SERIES FUND

          SUB-ITEM 77C MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

At a Joint Special Meeting of Shareholders held on February 24, 2012, the shareholders of the Fund voted for the following proposals:

     To elect Stephen M. Alderman as a member of the Board of Directors of the Fund.

         For:         1,997,336,294.419
         Against:        82,851,063.107
         Abstain:                 0.000
         Total:       2,080,187,357.526

     To elect Robert Boulware as a member of the Board of Directors of the Fund.

         For:         1,997,253,396.628
         Against:        82,933,960.898
         Abstain:                 0.000
         Total:       2,080,187,357.526

     To elect Daniel A. Doyle as a member of the Board of Directors of the Fund.

         For:         1,998,653,935.588
         Against:        81,533,421.938
         Abstain:                 0.000
         Total:       2,080,187,357.526

     To elect Elizabeth M. Forget as a member of the Board of Directors of the Fund.

         For:         1,996,810,421.997
         Against:        83,376,935.529
         Abstain:                 0.000
         Total:       2,080,187,357.526


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     To elect Susan C. Gause as a member of the Board of Directors of the Fund.

         For:         1,998,185,592.699
         Against:        82,001,764.827
         Abstain:                 0.000
         Total:       2,080,187,357.526

     To elect Nancy Hawthorne as a member of the Board of Directors of the Fund.

         For:         1,998,257,407.882
         Against:        81,929,949.644
         Abstain:                 0.000
         Total:       2,080,187,357.526

     To elect Keith M. Schappert as a member of the Board of Directors of the Fund.

         For:         1,997,441,538.939
         Against:        82,745,818.587
         Abstain:                 0.000
         Total:       2,080,187,357.526

     To elect Linda B. Strumpf as a member of the Board of Directors of the Fund.

         For:         1,993,536,368.993
         Against:        86,650,988.533
         Abstain:                 0.000
         Total:       2,080,187,357.526

     To elect Dawn M. Vroegop as a member of the Board of Directors of the Fund.

         For:         1,995,408,271.384
         Against:        84,779,086.142
         Abstain:                 0.000
         Total:       2,080,187,357.526

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the Baillie Gifford International Portfolio (formerly Artio International Stock Portfolio), and MetLife Advisers, LLC.

         For:            30,934,642.998
         Against:           919,012.351
         Abstain:         1,848,043.247
         Total:          33,701,698.596


     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the Barclays Capital Aggregate Bond Index Portfolio, and MetLife Advisers, LLC.

         For:           139,454,541.389
         Against:         3,068,096.611
         Abstain:         7,338,712.929
         Total:         149,861,350.929


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     To approve an amended and restated advisory agreement between Metropolitan
     Series Fund, Inc., on behalf of the BlackRock Aggressive Growth Portfolio, and MetLife Advisers, LLC.

         For:            27,489,467.385
         Against:           900,216.610
         Abstain:         1,315,875.681
         Total:          29,705,559.676

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the BlackRock Bond Income Portfolio, and MetLife Advisers, LLC.

         For:             9,991,114.520
         Against:           370,729.688
         Abstain:           575,795.155
         Total:          10,937,639.363

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the BlackRock Diversified Portfolio, and MetLife Advisers, LLC.

         For:            70,010,703.325
         Against:         2,688,502.355
         Abstain:         3,976,458.450
         Total:          76,675,664.130

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the BlackRock Large Cap Value Portfolio, and MetLife Advisers, LLC.

         For:            27,113,375.265
         Against:           693,845.838
         Abstain:         1,313,602.001
         Total:          29,120,823.104

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the BlackRock Legacy Large Cap Growth Portfolio, and MetLife Advisers, LLC.

         For:            24,551,049.512
         Against:           783,130.540
         Abstain:         1,312,232.301
         Total:          26,646,412.353


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     To approve an amended and restated advisory agreement between Metropolitan
     Series Fund, Inc., on behalf of the BlackRock Money Market Portfolio, and MetLife Advisers, LLC.

         For:            17,170,463.705
         Against:           553,575.473
         Abstain:         1,184,477.058
         Total:          18,908,516.236

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the Davis Venture Value Portfolio, and MetLife Advisers, LLC.

         For:            65,338,938.354
         Against:         1,810,496.840
         Abstain:         3,983,848.800
         Total:          71,133,283.994

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the FI Value Leaders Portfolio, and MetLife Advisers, LLC.

         For:             1,674,510.434
         Against:            42,813.597
         Abstain:            88,850.341
         Total:           1,806,174.372

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the Jennison Growth Portfolio, and MetLife Advisers, LLC.

         For:            36,221,259.173
         Against:         1,153,099.797
         Abstain:         2,718,574.015
         Total:          40,092,932.985

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the Loomis Sayles Small Cap Core Portfolio, and MetLife Advisers, LLC.

         For:             1,612,756.589
         Against:            44,804.218
         Abstain:            84,549.710
         Total:           1,742,110.517


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     To approve an amended and restated advisory agreement between Metropolitan
     Series Fund, Inc., on behalf of the Loomis Sayles Small Cap Growth Portfolio, and MetLife Advisers, LLC.

         For:             9,540,689.964
         Against:           183,724.132
         Abstain:           677,317.837
         Total:          10,401,731.933

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the Lord Abbett Mid Cap Value Portfolio (formerly Neuberger Berman Mid Cap Value Portfolio), and MetLife Advisers, LLC.

         For:            32,129,666.576
         Against:           939,642.259
         Abstain:         1,683,432.168
         Total:          34,752,741.003

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the Met/Artisan Mid Cap Value Portfolio, and MetLife Advisers, LLC.

         For:             3,921,741.978
         Against:           118,650.978
         Abstain:           266,189.215
         Total:           4,306,582.171

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the Met/Dimensional International Small Company Portfolio, and MetLife Advisers, LLC.

         For:             3,975,988.096
         Against:            87,973.765
         Abstain:           174,869.565
         Total:           4,238,831.426

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the MetLife Conservative Allocation Portfolio, and MetLife Advisers, LLC.

         For:            52,789,256.397
         Against:         1,498,691.690
         Abstain:         3,944,791.605
         Total:          58,232,739.692


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     To approve an amended and restated advisory agreement between Metropolitan
     Series Fund, Inc., on behalf of the MetLife Conservative to Moderate Allocation Portfolio, and MetLife Advisers, LLC.

         For:           126,905,384.087
         Against:         5,036,770.542
         Abstain:         9,017,643.649
         Total:         140,959,798.278

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the MetLife Mid Cap Stock Portfolio, and MetLife Advisers, LLC.

         For:            43,920,923.073
         Against:         1,363,427.870
         Abstain:         2,156,634.122
         Total:          47,440,985.065

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the MetLife Moderate Allocation Portfolio, and MetLife Advisers, LLC.

         For:           391,161,026.758
         Against:        14,715,533.401
         Abstain:        27,733,257.868
         Total:         433,609,818.027

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the MetLife Moderate to Aggressive Allocation Portfolio, and MetLife Advisers, LLC.

         For:           234,077,483.455
         Against:         9,275,525.020
         Abstain:        15,128,144.125
         Total:         258,481,152.600

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the MetLife Stock Index Portfolio, and MetLife Advisers, LLC.

         For:           149,170,904.880
         Against:         4,727,549.065
         Abstain:         8,411,253.861
         Total:         162,309,707.806


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     To approve an amended and restated advisory agreement between Metropolitan
     Series Fund, Inc., on behalf of the MFS Total Return Portfolio, and MetLife Advisers, LLC.

         For:             7,179,813.060
         Against:           214,664.916
         Abstain:           526,370.113
         Total:           7,920,848.089

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the MFS Value Portfolio, and MetLife Advisers, LLC.

         For:            44,592,262.150
         Against:         1,293,510.816
         Abstain:         2,380,052.196
         Total:          48,265,825.162

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the Morgan Stanley EAFE Index Portfolio, and MetLife Advisers, LLC.

         For:            63,131,078.956
         Against:         2,366,506.367
         Abstain:         3,577,671.359
         Total:          69,075,256.682

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the Neuberger Berman Genesis Portfolio, and MetLife Advisers, LLC.

         For:            37,847,568.108
         Against:           961,450.857
         Abstain:         2,125,040.783
         Total:          40,934,059.748

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the Oppenheimer Global Equity Portfolio, and MetLife Advisers, LLC.

         For:            40,826,525.959
         Against:         1,339,613.078
         Abstain:         2,232,185.533
         Total:          44,398,324.570


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     To approve an amended and restated advisory agreement between Metropolitan
     Series Fund, Inc., on behalf of the Russell 2000 Index Portfolio, and MetLife Advisers, LLC.

         For:            42,841,700.913
         Against:         1,850,111.997
         Abstain:         1,955,534.659
         Total:          46,647,347.569

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the T. Rowe Price Large Cap Growth Portfolio, and MetLife Advisers, LLC.

         For:            23,011,540.844
         Against:           724,769.892
         Abstain:         1,169,003.211
         Total:          24,905,313.947

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the T. Rowe Price Small Cap Growth Portfolio, and MetLife Advisers, LLC.

         For:            31,085,397.006
         Against:           820,268.526
         Abstain:         1,354,665.967
         Total:          33,260,331.499

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the Van Eck Global Natural Resources Portfolio, and MetLife Advisers, LLC.

         For:            10,402,629.740
         Against:           376,759.052
         Abstain:           611,193.552
         Total:          11,390,582.344

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the Western Asset Management Strategic Bond Opportunities Portfolio, and MetLife Advisers, LLC.

         For:            34,382,169.555
         Against:           610,985.829
         Abstain:         1,925,027.919
         Total:          36,918,183.303


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     To approve an amended and restated advisory agreement between Metropolitan
     Series Fund, Inc., on behalf of the Western Asset Management U.S. Government Portfolio, and MetLife Advisers, LLC.

         For:            64,071,950.862
         Against:         1,590,504.446
         Abstain:         4,333,091.657
         Total:          69,995,546.965

     To approve an amended and restated advisory agreement between Metropolitan Series Fund, Inc., on behalf of the Zenith Equity Portfolio, and MetLife Advisers, LLC.

         For:             1,291,203.438
         Against:            49,286.514
         Abstain:            69,023.424
         Total:           1,409,513.376

     To approve an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for (i) the transfer of all of the assets of each Portfolio of Metropolitan Series Fund, Inc. ("Predecessor Fund") to, and the assumption of all of the liabilities of each Portfolio of the Predecessor Fund by, a separate, corresponding newly-formed series (a "New Portfolio") of the Metropolitan Series Fund, a newly formed Delaware statutory trust, in exchange for shares of the corresponding New Portfolio;
     (ii) the distribution of such shares to the shareholders of each Portfolio in complete liquidation of each Portfolio; and (iii) the dissolution of the Predecessor Fund under Maryland law.

         For:         1,842,431,841.695
         Against:        77,108,401.891
         Abstain:       160,647,113.940
         Total:       2,080,187,357.526

At a Special Meeting of Shareholders, held on April 23, 2012, the shareholders of the respective Portfolios voted for the following proposal:

     To approve an Agreement and Plan of Reorganization providing for the sale of the assets of the Lord Abbett Mid Cap Value Portfolio to, and the assumption of the liabilities of the Lord Abbett Mid Cap Value Portfolio by, the Lord Abbett Mid Cap Value portfolio, a series of Met Investors Series Trust, in exchange for shares of the Lord Abbett Mid Cap Value Portfolio and the distribution of such shares to the shareholders of the Lord Abbett Mid Cap Value Portfolio in complete liquidation of the Lord Abbett Mid Cap Value Portfolio.

         For:            30,860,948.707
         Against:           934,313.192
         Abstain:         2,556,874.981
         Total:          34,352,136.880